BancFirst Corporation
101 NORTH BROADWAY
OKLAHOMA CITY, OKLAHOMA 73102

PRESS RELEASE

For Immediate release: Wednesday, August 1, 2007
For further information call Joe T. Shockley, Jr. Executive Vice President and Chief Financial Officer at (405) 270-1003

BANCFIRST CORPORATION ANNOUNCES DUTCH AUCTION
SELF-TENDER OFFER TO PURCHASE UP TO 500,000 OF ITS SHARES

Oklahoma City, OK - BancFirst Corporation (NASDAQ GS: BANF) today announced that its Board of Directors has authorized a Modified Dutch Auction self-tender offer for up to 500,000 shares of the Company's common stock, representing approximately 3.2% of its outstanding shares. The tender price range will be from $39.50 to $45.00 per share. BancFirst shares closed trading at $40.59 on Wednesday, 3:00pm (CDT).

The tender offer will be subject to various terms and conditions described in offering materials expected to be distributed to shareholders this week. The Company indicated it would use cash on hand to purchase the shares.

Under the terms of the Modified Dutch Auction offer, shareholders will be given the opportunity to specify prices within the Company's stated price range at which they are willing to tender their shares. Upon receipt of the tenders, the Company will determine a final price that enables it to purchase up to the stated amount of shares from those shareholders who agreed to sell at or below the Company-selected purchase price. All shares purchased will be at that determined price. If more than 500,000 shares are tendered at or below the purchase price, there will be a proration.

The offering materials will be available when the offer is commenced from the Information Agent, MacKenzie Partners, Inc. The Dealer-Manager of the tender offer is Friedman, Billings, Ramsey & Co., Inc.

David E. Rainbolt, CEO of BancFirst Corporation said, "We believe this share repurchase will add value for those ongoing shareholders while allowing others, especially those with large blocks, an opportunity to sell without incurring fees. In light of alternative rates of return on capital investments, this makes good sense."

BancFirst, the Company's subsidiary bank, is Oklahoma's largest state-chartered bank with $3.6 billion in total assets and 86 banking locations serving 44 communities across Oklahoma.

The announcement contained in the press release is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of the Company's stock. The Company has not commenced the tender offer described in the announcement. Upon commencement of the tender offer, the Company will file with the Securities and Exchange Commission a tender offer statement on Schedule TO and related exhibits, including the Offer to Purchase, Letter of Transmittal, and other related documents. Shareholders should carefully read the offer to purchase, the tender offer statement on Schedule TO and related exhibits when such documents are filed and become available, as they will contain important information about the tender offer. Shareholders can obtain these documents when they are filed. These documents will be available free of charge on the Securities and Exchange Commission's website at www.sec.gov, or from our Information Agent, MacKenzie Partners Inc., by writing to 105 Madison Avenue, New York, New York 10016 or proxy@mackenziepartners.com, or by calling toll free
(800) 322-2885.

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The Company may make forward-looking statements within the meaning of Section
27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management's current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.